Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated June 15, 2015 relating to the consolidated financial statements of Elite Pharmaceuticals, Inc. and Subsidiary included in this Registration Statement, as filed with the Securities and Exchange Commission on June 27, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement. We also consent to the incorporation by reference of our June 15, 2015 report in the following documents:

Registration Statement No. 333-197694 on Form S-8 dated July 29, 2014

Registration Statement No. 333-163907 on Form S-8 dated December 22, 2009

Registration Statement No. 333-132140 on From S-8 dated March 1, 2006

Registration Statement No. 333-118524 on From S-8 dated August 24, 2004

/s/ Demetrius Berkower LLC

Iselin, New Jersey

June 27, 2016